CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of JPE, Inc. on Form S-8 (File Nos. 33-86060, 33-93326, and 33-93328), of our
report dated April 1, 1999, on our audits of the consolidated financial statements and financial statement schedule of JPE, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 which report is included in this Annual Report on Form 10-K.


/s/  PRICEWATERHOUSECOOPERS LLP



April 12, 1999